UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2014 (May 22, 2014)
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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(888) 473-5150
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 22, 2014, Minerco Resources, Inc. (the “Company”) issued 105,000,000 shares of its common stock to JMJ Financial as payment under a $250,000 Promissory Note dated November 19, 2013 (the “Note”), which was previously filed with the Securities and Exchange Commission as Exhibit 10.2 to Form 10-Q on December 23, 2013. These the shares were issued in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2014, Minerco Resources, Inc. (the “Company”) filed a Certificate of Designation to its Certificate of Incorporation with the Secretary of State of the State of Nevada setting forth the rights and preferences of the Series B Preferred Stock (the “Series B Shares”). The following is a summary of material provisions of the Series B Shares as set forth in the Certificate of Designations. The number of shares constituting Series B Preferred is 2,000,000.

Dividends

The Series B Shares accrue dividends at the rate per annum equal to 8% of the Stated Value which initially is ten dollars per share payable in cash; provided that after an initial public offering of the Company’s common stock the dividends may be paid at the option of the Company in cash or additional shares of common stock.

Conversion
Subject to adjustment, each Series B Share is currently convertible at the option of the holder into one share of Common Stock.  Each Series B Share (together with any accrued but unpaid dividends thereon) is convertible into shares of Common Stock at the option of the holder at any time at a conversion price per share equal to the sum of the Stated Value a divided by the Conversion Price, subject to adjustment as described below. The initial Conversion Price shall be equal to .02.  The Series B Shares automatically convert to common stock immediately prior to the closing of a firmly underwritten public offering for gross offering proceeds of at least $10,000,000 or upon the consent of two-thirds of the holders of Series B Shares.

Redemption
The Company has the right to redeem the Series B Shares at any time at a price per share equal to the Stated Value multiplied by 125%.

Liquidation
In the event of a liquidation, dissolution or winding up of the Company and other Liquidation Events as defined in the Certificate of Designations, holders of Series B Shares are entitled to receive from proceeds remaining after distribution to the Company’s creditors and prior to the distribution to holders of Common Stock but junior to the Series A Preferred Stock the (x) Stated Value (as adjusted for any stock splits, stock dividends, reorganizations, recapitalizations and the like) held by such holder and (y) all accrued but unpaid dividends on such shares.

Anti-Dilution
The Series B Shares are entitled to weighted average anti-dilution protection under certain circumstances specified in the Certificate of Designations.

Voting
Except as otherwise required by law and except as set forth below, holders of Series B Shares will, on an as-converted basis, vote together with the Common Stock as a single class.  Each holder of Series B Shares is entitled to cast the number of votes equal to five times the number of shares of Common Stock into which such shares of Series B Shares could be converted at the record date for determining stockholders entitled to vote at the meeting.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith

10.1	Certificate of Designations for Series B Preferred Stock				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 2, 2014	MINERCO RESOURCES, INC.

	By:	/s/ John F. Powers
	Name:	John F. Powers
	Title:	Chief Executive Officer